SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2011
_____________________

MAMMATECH CORPORATION

(Exact name of registrant as specified in Charter)

Florida	0-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

233 North Garrard
Rantoul, IL 61866
(Address of Principal Executive Offices)

(901) 825-0673
(Issuer Telephone number)

930 NW 8th Avenue Gainesville, Florida 32601
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Mammatech Corporation (“Mammatech”, “we”, “our” or the “Company”) and its wholly-owned subsidiary Dynamic Energy Development Corporation (“DYNAMIC”) (collectively referred to herein as the “Companies”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Companies, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass.  The actual results of the Companies could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01                       Entry Into A Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Assets

On March 9, 2011, DYNAMIC, Verdad Telecom (“MAMM Controlling Shareholder”) and the Company entered into a Share Exchange Agreement (“SEA”), pursuant to which MAMM Controlling Shareholder owning an aggregate of 44,786,188 shares of common stock, $.0001 par value per share, of Mammatech (“Common Stock”), equivalent to 85.5% of the issued and outstanding Common Stock (the “Old MAMM Shares”) would return their shares to treasury and DYNAMIC shareholders would exchange 17,622,692 DYNAMIC shares on a one for one basis of newly issued Mammatech shares.  In return such shares to treasury the MAMM Controlling Shareholder would receive $322,000 (the “Purchase Price”). A copy of the SEA is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On March 9, 2011, DYNAMIC purchased 100,000 shares, all of the outstanding shares, of Transformation Consulting (“TC”) pursuant to Stock Purchase Agreement (the “SPA”) dated February 25, 2011. The purchase price for the Shares was Two Million Dollars ($2,000,000), payable from the gross revenues (pre-tax) of TC, as received, subject to the following contingent reduction or increase of the purchase price.  If TC’s gross revenues during the two years following the closing are less than two million dollars ($2,000,000), then the purchase price for the shares shall be reduced to the actual revenue received by TC during the two year period.  If TC’s revenues during the same two year period exceed two million dollars ($2,000,000), then the purchase price for the shares shall be increased by one-half (1/2) of the excess revenues over two million dollars ($2,000,000).

In connection with the consummation of the SEA, Eric Stoppenhagen resigned from his positions as our President, Secretary, and Treasurer.  Michael J. Specchio was appointed Chief Executive officer.  Karl Johnson was appointed President and Secretary. Pamela Griffin was appointed Chief Financial Officer.  In addition, Karl Johnson was appointed a director of Company.

Additionally, in connection with the consummation of the SEA, Eric Stoppenhagen shall resign as director of the Company on or about the tenth day after the mailing of this Schedule 14f-1. Effective at that time, Michael J. Specchio, Pamela Griffin, Harvey Dale Cheek, Dr. Earl Beaver, Fiona Sutton, Charles R. Cronin Jr., James Michael Whitfield, and Tracy Williams will be added as new directors of the Company.

Name	Age	Position

Michael J. Specchio	62	CEO / Chairman and Director
Karl Johnson	33	President/Secretary and Director
Pamela Griffin	36	CFO/Treasurer and Director
Charles R. Cronin Jr.	58	Director
Harvey Dale Cheek	61	Director
Dr. Earl Beaver	66	Director
Fiona Sutton	57	Director
James Michael Whitfield	32	Director
Tracy Williams	36	Director

Disposition of Assets

In conjunction with the acquisition of DYNAMIC, the Company sold its wholly owned subsidiary, Mammacare Corporation, to Mark K Goldstein and Henry S. Pennypacker, its managers in exchange for $1. MammaCare Corporation was indebted to Mr. Goldstein and Mr. Pennypacker for $1,495,000.  The Company sold this subsidiary due to its negative value and continued losses.  Additionally, the Company had decided change its business focus to pursue opportunities in the renewable energy sector.

Description of the Business

The Company is engaged in the development, commercialization, and sales of innovative technologies in the Renewable Energy sector and deliver to the market world-class highly profitable energy solutions. DYNAMIC plans to create a full cycle process of converting discarded tires to shelf ready, salable fuel and carbon products.

General

DYNAMIC was formed in 2010 to combine and exploit innovative technologies in the Renewable Energy sector and deliver to the market world-class highly profitable energy solutions.  We plan to focus on the acquisition of two forms of technologies. The first technology is a theromochemical pyrolysis conversion process that has developed a proprietary technology to recycle scrap tires and convert them into a commercially viable recycled carbon black alternative referred to as "RCB".  In addition, the process also captures and recycles embedded steel in tires while also producing a unique blend of pyrolysis oil.  The second technology is a Hydro-Cracking refining process that is able to take pyrolysis oil, contaminated oil, used or waste oil products and refine them back into useable products such as gasoline, diesel, jet fuel A/B feedstock - kerosene, ammonia and alcohol feedstock - naphtha, liquid propane feedstock - light end as well as non-fuel cyclic terpenes, including high-value non-toxic cleaning agents and flavor/fragrance compounds.

The output of this process is all traditional fuels, not bio-fuels; therefore in many cases they can be used wholly in any vehicular engines or machines operating today with only ASTM testing (some buyers in the military and marine industries do not even require this test). Though traditional, the fuels to be produced by DYNAMIC are considered renewable and/or sustainable feedstocks that can be sold to traditional fuel providers allowing them to blend DYNAMIC outputs with their normal stream thus creating a blended renewable final fuel product.  Sulfur contents can be removed and the product engineered to meet various industry specifications such as the FAA. The technology also is capable of renewing hazardous materials to a usable state. Anything that is derived from the vegetable oil industry or from the petroleum industry, crude or refined crude, contaminated with bacteria or otherwise, can be turned back into useable fuel.

The disposal of used tires is a huge ecological, environmental and logistical problem in the United States and across the world. Companies globally are searching for an economically viable method of disposing these tires without doing any more damage to the environment than necessary. This issue has cost communities an exorbitant amount of time, effort and financial resources as they have had to create a dedicated infrastructure for the sole purpose of their disposal.

Theromochemical pyrolysis conversion

The technology of converting scrap tires into salable products involves a two-stage process. The recovery stage employs a continuous reactor that uses heat to break down scrap tire chips into solid and gaseous materials. The finishing stage processes the solid materials into RCB and separates the gaseous materials through a condensing process into oil and gas. The recovery stage technology is based on processes that are well established and have been thoroughly tested over the past 50 years.

Carbon Black Recovery

The recovery process begins with feeding tire chips through a vacuum port into a continuous screw reactor that operates under vacuum. The tire chips soften with heat and the subsequent reaction breaks down the vulcanized rubber into solid and gaseous materials.

The recovery process is based on what is typically referred to as pyrolysis, which is a well-known technology involving the use of heat to cause the complete decomposition of material. Pyrolysis technologies that break down rubber materials, such as tires, into oil and gas have been developed and tested successfully from a technical standpoint by a number of companies over the past 50 years. A problem with traditional pyrolysis, however, is that the solids recovered (also referred to as pyrolytic “char”) have been thermally damaged and do not have characteristics consistent with the original carbon black. The recovery technology partially overcomes this problem by controlling the reaction to recover high quality raw carbon. Although closer to carbon black than pyrolytic “char”, the recovered raw carbon that comes out of the recovery process does not have all the characteristics necessary to be sold as an effective replacement for carbon black. The finishing technology that completes the conversion of the raw recovered carbon into a commercially viable carbon black alternative, resulting in recovery of the original carbon black.

The solid materials, comprised primarily of raw carbon, exit the screw reactor in powdered form and are conveyed directly to storage bins where the pressure is returned to normal in preparation of the finishing process. The gaseous materials are sent through a condenser system to capture the oil, with non-condensable gases collected as the remainder, used to co-generate power for the process.

The recovery process is accomplished in enclosed vessels and operated responsibly under strict industrial protocols to satisfy all regulatory standards. However, this process is deceptively simple and requires little attention to operate the reactor other than assuring continuous feed and product collection. The technology is concentrated on the operating conditions and the reactor screw design. The output is the raw carbon, the gas and the oil with no other significant by-product streams or emissions.

The Finishing Process

The finishing processes involves the most effective sequencing and layout of equipment, operating conditions, handling techniques, product specifications, particle size control, and other quality methods. As a result, the processing of the raw recovered carbon into its RCB product has characteristics and attributes that are substantially equivalent to certain grades of virgin carbon black.

Extraneous materials such as tramp metal are removed via magnetizer, and the raw carbon is milled to the correct particle size resulting in a very fine powder. The powder is then converted to a pellet form. The powder is palletized using a binder with strict control of pellet physical properties. This finished product is intentionally designed to match current “virgin” carbon black products in pellet properties to enable customers to introduce and use RCB with no change in handling or processing conditions. RCB pellets are packaged into either bags or super sacks at present, with bulk shipping via tank truck and rail planned for the near future.

The Hydo-Cracking Refiing Process

The Hydro Cracking refining process is capable of utilizing multiple inputs to create refined fuel products.  After vetting dozens of various readily available oil based feedstocks, pyrolysis oils, more specifically pyrolysis oil derived from our RCB process yielded to highest qualities of gasoline, diesel, kerosene, naphtha, and light end.  Additionally, our particular blend of pyrolysis oil, which is derived from rubber/polymer based inputs affords us the ability to capture high value cyclic terpenes, including nontoxic cleaning agents and flavor/fragrance compounds.

Currently we operate our original demonstration model, that's referred to as "Non-Cat 1" and produces the "traditional" fuel cuts.  It utilizes a 100 year old oil cracking technology.  Non-Cat is designed and operates identical to current catalytic conversion fuel cracking processes being employed by most refinery systems on-line today.  The unique difference is that the Non-Cat process uses a low cost "reactant" as opposed to a high cost "catalyst" that is infused at a specific point in the process to generate the same input movement through the system that ultimately leads to our desired fuel outputs.

Our new proprietary process referred to as the "Hi-Cat Project" is a deceptively simple distillation system that occurs at the conclusion of the process allowing us to capture high value cyclic terpenes. The Hi-Cat technology is concluding the provisional patent process.

Expansion Strategy

We plan the following strategy for expansion.  Purchase two or more companies in with technologies utilizing a theromochemical pyrolysis conversion process and pyrolysis oil refining process.  We will then co-locate and co-operate the technologies at a location referred to as the "Energy Campus".  Once we have perfected the efficient operation of the Energy Campus model, our plan is to expand to multiple pre-defined feedstock locations via a simple replication model.

Phase 1 ~ Immediate purchase of existing plant and IP – We would purchase an existing theromochemical pyrolysis conversion plant which will then be expanded and engineered for fuel conversion technology. The existing facility will have additional (pre-defined) upgrades installed to increase the total capacity.

Phase 2 ~ Fuel Processing Upgrade - The next plant upgrade will include the addition of a 12 gallon per minute Hi-Cat Pyrolysis refining operation. This will allow the now upgraded plant to process not only carbon black, steel and pyrolysis oil, but also gasoline, kerosene, diesel, naphtha and light end as well as non-fuel cyclic terpenes, including high-value non-toxic cleaning agents and flavor/fragrance compounds.

Phase 3 ~ Domestic Expansion -  After perfecting the Energy Campus Model,  DYNAMIC has identified 25 locations in the United States (States include UT, CO, TX, AL, FL, NC, SC, GA, NY, PA, TN, MN, OH, IL, IN, MO, IA, OK) and 6 locations for expansions in Canada (BC and ON).

Expansions are predicated on the availability of tire feedstock.  A suitable expansion location is one where an existing tire receiving, grinding, shredding or recycling facility is located where certain minimum amounts of tire shred may be purchased or acquired annually by DYNAMIC.  A 66 Ton Per Day plant expansion requires a minimum of 2.5 Million tires available to purchase or acquire annually.  A 132 ton per day plant expansion requires a minimum of 5 Million tires available to purchase or acquire annually.

Phase 4 ~ International Expansion - An aggressive rollout plan for additional plants are currently under evaluation for the international market where feedstock conditions are optimal.

Energy Campus

The Energy Campus land plan for all future expansions has already been created and drafted DYNAMIC.  The land and development plan consists of the following:

Technology Modules ~ The Energy campus consists of six processing modules: (1) Tire Feedstock/Shredding, (2) Pyrolysis, (3) Carbon Finishing, (4) Pyrolysis Oil, (5) Fuel Hydro-Cracking, (6) Cyclic Terpene Distillation

Vertical Construction ~ The total land plan requirement is 15 acres. There are 3 buildings housing the technology modules.  Depending on the size of the facility (66 TPD or 132 TPD) the square footage range is between 45,000 and 55,000.  Building 1 - Tire feedstock and shredding, Building 2 - Pyrolysis and Carbon Finishing, Building 3 - Fuel Cracking and Distillation.

The Energy campus is designed to be simple to replicate with identical structure, facade, land plan, and technology modules in all campuses.

Competition

The US and European carbon black industry are still suffering from the conversion of bias ply to radial tires in the 70’s and 80’s. The subsequent substantial increase in tire life significantly reduced the carbon black market resulting in serious industry consolidation.

The effect of raw material pricing (oil and natural gas) has also become a major factor in the carbon black industry. We believe that competition for the large volume sales to the tire market, compounded by industry consolidation and the need to load existing high capital facilities, has led to carbon black pricing below full costs. As a result, Dynamic has concluded that investment in the U.S. and Europe has been minimal, and only the major producers can adequately maintain current facilities.  This creates an incredible market opportunity for a Company, such as Dynamic, who can introduce a high quality, low cost alternative product.

The virgin carbon black market has seen even less growth with only one new entry into the virgin carbon black market on a world scale for decades. The four companies listed below essentially represent the total current market share in this industry sector.

Carbolytic Materials Company (CMC) of Maryville, MO - Currently, a 66 ton per day plant with plans of upgrading to a 132 ton per day

Delta Energy, LLC of Monroeville, PA - Currently, a 15 ton per day plant, with plans of upgrading to a 50 ton per day

Mckinstry Reklaim of Boardman of Oregon - Currently, a 50 Ton per day plant

Carbon Green - A public company with a 50 ton per day plant in Cyprus, Greece. Currently planning to put additional plants in the U.S and Canadian market.

There are several other pyrolysis companies located in Sweden and Europe with experimental technologies, however to date, they have not produced any real production. Further, we estimate that at least 50% of these producers’ raw materials manufacturing costs are oil and natural gas. Consequently, carbon black producers’ manufacturing costs have dramatically increased with the price of oil. Conclusion is that the current market share is widely available to the company that makes the investment and commitment to build the plants.

Intellectual Property and Proprietary Rights

Currently the company has not developed any intellectual property.  There are three active licensors of scrap tire chemical recovery systems which have a primarily been focus on the recovered oil and gas.

Government Regulation

Our pyrolysis plants will require industrial zoning and environmental permitting.  The environmental permitting examines emissions, effluents and other environmental factors. We do not know at this time whether we will be able to meet these standards without the requirement to change our processes or plant design.

U.S and European nations collectively have passed setting rigorous renewable energy goals to be achieved by 2020. These goals all set out to reduce foreign energy independence, increase fuel economy, and minimize the carbon footprint created. The Energy Policy Act of 2005, and the Energy Independence and Security Act of 2007 established the initial goals and guidelines for this movement. The guidelines include an increase in the production of renewable fuels from 4.0 billion gallons to 36.0 billion gallons by 2022.

Moreover, European leaders have signed a binding EU-wide target to source 20% of their energy needs from renewable sources, including biomass, hydro, wind and solar power, by 2020.

The driving agencies behind these goals include the Environmental Protection Agency (EPA), the Department of Energy (DOE), The U.S Energy Information Administration (EIA), and The International Air Transport Association (IATA).

Employees

As of March 16, 2011, we had zero full-time employees.  We carry out our activities through the contracting of consultants.

Principal Executive Offices

Our principal executive offices following the Closing are located at 233 North Garrard Rantoul, IL 61866.  Currently, we utilize these facilities at no charge.  Our telephone number is (901) 825-0673.  We believe our facilities are adequate to meet our current and near-term needs.

Legal Proceedings

We are not currently party to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

RISK FACTORS

You should consider carefully each of the following business and investment risk factors and all of the other information in this report. If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of our operations could be materially and adversely affected. If that happens, the trading price of our shares of common stock could decline significantly. The risk factors below contain forward-looking statements regarding our business. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

We may experience delays in resolving unexpected technical issues experienced in completing development of new technology that will increase development costs and postpone anticipated sales and revenues.

As we develop and improve our products, we frequently must solve chemical, manufacturing and/or equipment-related issues. Some of these issues are ones that we cannot anticipate because the products we are developing are new. If we must revise existing manufacturing processes or order specialized equipment to address a particular issue, we may not meet our projected timetable for bringing products to market. Such delays may interfere with existing manufacturing schedules, negatively affect revenues and increase our cost of operations.

We are subject to governmental regulations, including environmental and health and safety regulations.

Our business operations are subject to a variety of national, state and local laws and regulations, many of which deal with the environment and health and safety issues. We believe we are in material compliance with applicable environmental and worker health and safety requirements. However, material future expenditures may be necessary if compliance standards change or material unknown conditions that require remediation are discovered. If we fail to comply with present and future environmental and worker health and safety laws and regulations, we could be subject to future liabilities or interruptions in our operations, which could have a material adverse affect on our business.

We may be liable for infringing the intellectual property rights of others.

Our products and technologies may be the subject of claims of intellectual property infringement in the future. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle, could divert resources and attention and could require us to obtain a license to use the intellectual property of third parties. We may be unable to obtain licenses from these third parties on favorable terms, if at all. Even if a license is available, we may have to pay substantial royalties to obtain it. If we cannot defend such claims or obtain necessary licenses on reasonable terms, we may be precluded from offering most or all of our products or services and our business and results of operations will be adversely affected.

The markets in which we intend to sell our products are highly competitive.

The markets in which we intend to sell our products are highly competitive on a global basis, with a number of companies having significantly greater resources and market share than us. Because of greater resources, many of our competitors may be able to adapt more quickly to changes in the markets we have targeted or devote greater resources to the development and sale of new products. The products we have developed have not obtained broad market acceptance and rely on our emerging technology. To improve our competitive position, we will need to make significant ongoing investments in manufacturing, marketing, sales, research and development and intellectual property protection. We do not know if we will have sufficient resources to continue to make such investments or if we will maintain or improve our competitive position within the markets we serve.

We have a limited operating history, and it is difficult to evaluate our financial performance and prospects. There is no assurance that we will achieve profitability or that we will not discover problems with our business model.

We have a limited operating history. As such, it is difficult to evaluate our future prospects and performance, and therefore we cannot ensure that we will operate profitably in the future.

A renewal of the general downturn in the global economy could have an adverse impact on our business, operating results or financial position.

We have recently experienced a general downturn in the global economy. A renewal or worsening of these conditions, including credit and capital markets disruptions, could have an adverse impact on our business, operating results or financial position in a number of ways. We may experience declines in revenues and cash flows as a result of reduced orders, payment delays or other factors caused by the economic problems of our customers and prospective customers. We may experience supply chain delays, disruptions or other problems associated with financial constraints faced by our suppliers and customers. We may incur increased costs or experience difficulty with about ability to borrow in the future or otherwise with financing our operating, investing or financing activities. Any of these potential problems could hinder our efforts to increase our sales and might, if severe and extensive enough, cause our sales to decline, jeopardizing our ability to operate.

We have limited funds available for operating expenses. If we do not obtain funds when needed, we will have to cease our operations.

Currently, we have limited operating capital. In the foreseeable future, we expect to incur significant expenses when developing our business. We may be unable to locate sources of capital or may find that capital is not available on terms that are acceptable to us to fund our additional expenses. There is the possibility that we will run out of funds, and this may affect our operations and thus our profitability. If we cannot obtain funds when needed, we may have to cease our operations.

We may have to pay for future environmental damage caused by our manufacturing process.

As we handle various hazardous chemicals in our manufacturing process, the nature of our business may expose us to risks of causing or being deemed to have caused environmental or other damages, such as the potential for harmful substances escaping into the environment and causing damages or injuries. We devote resources to ensure that our operations are conducted in a manner that minimizes such risks. To date, no governmental authority has required us to pay any material fines or remediation expenses in connection with any alleged violation of environmental regulations. However, there can be no assurance that future environmental damages will not occur or that environmental damages due to prior or present practices will not result in future liabilities.

We may be subject to additional environmental regulation.

We are subject to environmental regulation by federal, provincial, state and local authorities. While we believe that we are in substantial compliance with all material government requirements relating to environmental controls on our operations, changes in such government laws and regulations are ongoing and may make environmental compliance increasingly expensive. We are not able to predict future costs which may be incurred to meet environmental obligations.

Establishing and expanding international operations requires significant management attention.

We intend to expand our operations internationally, which, if not planned and managed properly, could materially adversely affect our business, financial condition and operating results. Expanding internationally may expose us to legal uncertainties, new regulatory requirements, liability, export and import restrictions, tariffs and other trade barriers, difficulties in managing operations across disparate geographic areas, foreign currency fluctuations, and potential disruptions in sales or manufacturing. We may also face challenges in protecting our intellectual property or avoiding infringement of others’ rights, and in complying with potentially uncertain or adverse tax laws.

We may encounter difficulties in managing our growth, which could adversely affect our results of operations.

Our continued growth will place a strain on our administrative and operational infrastructure. If we are unable to manage this growth effectively, our business, results of operations or financial condition may be materially and adversely affected. Our ability to manage our operations and growth effectively requires us to continue to improve our operational, financial and management controls, reporting systems and procedures and hiring programs. We may not be able to successfully implement these required improvements.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our new management team.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our new management team, which has some experience operating a U.S. public company, will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act are complex, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of a public company’s internal control over financial reporting,. The standards that must be met for management to assess the internal control over financial reporting are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

Risk Relating to Our Stock

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 200,000,000 shares of common stock, of which 25,246,392 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion summarizes the significant factors affecting the operating results, financial condition and liquidity and cash flows of DYNAMIC and its wholly owned subsidiary TC for the fiscal years ended December 31, 2010 and 2009.  The discussion and analysis that follows should be read together with the Financial Statements of DYNAMIC and TC and the notes to the Financial Statements included elsewhere in this Current Report on Form 8-K.  Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control.

Overview

We are engaged in the development, commercialization, and sales of innovative technologies in the Renewable Energy sector and deliver to the market world-class highly profitable energy solutions. DYNAMIC plans to create a full cycle process of converting discarded tires to shelf ready, salable fuel and carbon products.

DYNAMIC was incorporated under the laws of Delaware in June 2010.

TC was incorporated under the laws of California in December 1999. The Company is engaged in management consulting for renewable energy and other industries in California. The renewable sources include electricity generated from recycled materials. The focus of the Company is to locate renewable energy sources in close location to existing interconnection sites found throughout California.  These sites include landfills that are idea locations given the previous site impact.

On March 9, 2011, DYNAMIC, MAMM Controlling Shareholder and the Company entered into the SEA, pursuant to which MAMM Controlling Shareholder owning an aggregate of 44,786,188 shares of common stock, $.0001 par value per share, of Mammatech (“Common Stock”), equivalent to 85.5% of the issued and outstanding Common Stock  would return their shares to treasury and DYNAMIC shareholders would exchange their shares on a one for one basis of newly issued Mammatech shares.  In return such shares to treasury the MAMM Controlling Shareholder would receive $322,000. A copy of the SEA is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On March 9, 2011, DYNAMIC purchased 100,000 shares, all of the outstanding shares, of TC pursuant to an SPA dated February 25, 2011. The purchase price for the Shares was Two Million Dollars ($2,000,000), payable from the gross revenues (pre-tax) of TC, as received, subject to the following contingent reduction or increase of the purchase price.  If TC’s gross revenues during the two years following the Closing are less than two million dollars ($2,000,000), then the purchase price for the shares shall be reduced to the actual revenue received by TC during the two year period.  If TC’s revenues during the same two year period exceed two million dollars ($2,000,000), then the purchase price for the Shares shall be increased by one-half (1/2) of the excess revenues over two million dollars ($2,000,000).

The following represents a discussion of the operations of our wholly-owned subsidiary, DYNAMIC, and DYNAMIC’s wholly owned subsidiary for the periods presented.

Results of Operations - DYNAMIC

Six Ended December 31, 2010

Revenue

DYNAMIC was formed in June 2010.  For the six months ended December 31, 2010 and 2009, the Company had no revenues from continuing operations.

Selling, General and Administrative Expenses

Selling, general and administrative expenses was $1,142,613 for the six months ending December 31, 2010.  The expense was primarily related to amounts accrued for consulting services performed.

Results of Operations - TC

Year Ended December 31, 2010 Compared with Year Ended December 31, 2009

Revenue

TC’s revenues were $1,229,254 in 2010 compared to $790,850 in 2009, an increase of $438,404.  During 2010, we modified our advertising program.   These changes ultimately improved our overall revenue.

Cost of Revenue and Gross Profits

Our gross profit in 2010 was $271,237 compared to $170,850 in 2009.  The improvement in our gross profit was partially attributable to the increase in revenues.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased to $199,648 in 2010, compared to $25,294 in 2009, an increase of $174,354.  The increase is primarily due to higher salary and related benefits and professional fees.

Net Income (Loss)

For the year ended December 31, 2010, we incurred a net income of $73,467, or $0.73 per share basic compared to net income of $145,278, or $1.45 per share basic for the year ended December 31, 2009.  Although revenue for the year ended December 31, 2010 increased by $438,404, the gross profit margin decreased.  The decrease in gross profit margin and increase in selling general and administrative expenses resulted in a decrease in net income.

Liquidity and Capital Resources - DYNAMIC

As of December 31, 2010, we had cash of approximately $3,955 and a working capital deficit of $1,142,513.  Through December 31, 2010, we have relied on funds generated from the sale of convertible debentures and the accruing of consulting fees.

During 2010, cash used in operations was $119,145.  This was mainly due to an increase in accounts payable reflects the professional fee expenses.

During 2010, cash provided by financing activities was $123,100.  During the six month period ended December 31, 2010, the Company issued 123,000 of 20% convertible debentures (“Debenture”).

During 2010, we incurred a loss of $1,142,613. DYNAMIC is dependent upon the receipt of capital investment or other financing to fund its ongoing operations and to execute its business plan. If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations. Our financial statements indicate that without additional capital, there is substantial doubt as to our ability to continue as a going concern.

Liquidity and Capital Resources - TC

As of December 31, 2010, we had cash of approximately $74,836 and a working capital of $102,036.  Through December 31, 2010, we have relied on funds generated from operations.

During 2010, cash provided by operations was $73,467.  This compares to cash provided by operations of $145,278 during 2009.  The decrease in the cash provided by operations during 2010 reflects the decrease in net income.

During 2010, cash used in financing activities was $144,441.  This compares to no cash used in financing activities during 2009.  The increase in amount used in financing was primarily from dividends paid on TC’s common stock of $145,421.

There can be no assurance that TC’s past performance will be indicative of future performance.  TC may be dependent upon the receipt of capital investment or other financing to fund its ongoing operations and to execute its business plan. If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations.

On March 9, 2011, DYNAMIC purchased 100,000 shares (“Shares”), all of the outstanding shares, of TC pursuant to Stock Purchase Agreement (the “SPA”) dated February 25, 2011. The purchase price for the Shares was Two Million Dollars ($2,000,000), payable from the gross revenues (pre-tax) of TC, as received, subject to the following contingent reduction or increase of the purchase price.  If TC’s gross revenues during the two years following the Closing are less than two million dollars ($2,000,000), then the purchase price for the shares shall be reduced to the actual revenue received by TC during the two year period.  If TC’s revenues during the same two year period exceed two million dollars ($2,000,000), then the purchase price for the Shares shall be increased by one-half (1/2) of the excess revenues over two million dollars ($2,000,000).

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Those estimates and assumptions include estimates of sales returns, inventory reserves and accruals for potential liabilities.

Revenue

Revenue is recognized on the sale of a product when payment is collected, which is when the risk of loss transfers to our customers, and collection of the sale is reasonably assured.   As substantially all sales are cash or credit card sales we did not maintain a reserve for bad debt as of December 31, 2010 and 2009.

Recent Accounting Pronouncements

In April 2010, the FASB issued new accounting guidance to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition.  Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity.  The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  We do not expect adoption of this standard will have a material impact on our consolidated financial statements.

In January 2010, the FASB issued new accounting guidance which requires new disclosures regarding transfers in and out of Level 1 and Level 2 fair value measurements, as well as requiring presentation on a gross basis of information about purchases, sales, issuances and settlements in Level 3 fair value measurements.  The guidance also clarifies existing disclosures regarding level of disaggregation, inputs and valuation techniques.  The new guidance is effective for interim and annual reporting periods beginning after December 15, 2009.  Disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements are effective for fiscal years beginning after December 15, 2010.  As this guidance requires only additional disclosure, there should be no impact on our financial statements upon adoption.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on our present or future financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements or transactions with unconsolidated, special purpose entities.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Immediately before the Closing, the following table sets forth certain information regarding beneficial ownership of our common stock as of March 11, 2011 by (i) each person who "beneficially" owns more than 5% of all outstanding shares of our common stock, (ii) each director and the executive officer identified above, and (iii) all directors and executive officers as a group.

Beneficial Ownership of Mammatech Common Stock Before Closing
Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percentage of Outstanding Common Stock(2)
Verdad Telecom, Inc. 1328 W. Balboa Blvd. Suite C Newport Beach, CA 92661	44,786,188	85.5%
Eric Stoppenhagen(3) 1328 W. Balboa Blvd. Suite C Newport Beach, CA 92661	44,786,188	85.5%
All directors and officers of as a group (1 above individual)	44,786,188	85.5%

[Missing Graphic Reference]

(1)
"Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)	Percentages are based on 52,409,888 shares of common stock outstanding as of March 11, 2011.
(3)
Eric Stoppenhagen has voting and investment control over the securities owned by Verdad Telecom, Inc., and therefore Mr. Stoppenhagen may be deemed a beneficial owner or 44,786,188 shares of common stock owned by Verdad Telecom, Inc..

Immediately following the Closing, the following information contains the beneficial ownership of our Common Stock, on a pro forma basis, for (i) persons who will beneficially own more than 5% of our Common Stock; (ii) the persons who will become our directors and executive officers as part of the Change of Control; and (iii) all of the persons who will become our directors and executive officers as part of the Change of Control as a group. The beneficial ownership information set forth below has been provided by the Purchaser.

Beneficial Ownership of Mammatech Common Stock After Closing
Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percentage of Outstanding Common Stock(2)
Larson Elmore
233 North Garrard, Rantoul, IL 61866 W.E. Trust 233 North Garrard, Rantoul, IL 61866 Karl Johnson (3) 233 North Garrard, Rantoul, IL 61866 Charles Cronin (3)	2,480,000 2,480,000 984,562	9.7% 9.7% 3.9%
233 North Garrard, Rantoul, IL 61866 James Michael Whitfield (3)	2,000,000	7.9%
233 North Garrard, Rantoul, IL 61866 Michael Specchio (3)	1,852,460	7.3%
233 North Garrard, Rantoul, IL 61866	1,600,000	6.3%
Pamela Griffin (3) 233 North Garrard, Rantoul, IL 61866	-	0.0%
Harvey Dale Cheek (3) 233 North Garrard, Rantoul, IL 61866	671,315	2.7%
Dr. Earl Beaver (3) 233 North Garrard, Rantoul, IL 61866	250,000	1%
Fiona Sutton (3) 233 North Garrard, Rantoul, IL 61866	1,000,000	3.9%
Tracy Williams (3)
233 North Garrard, Rantoul, IL 61866	1,000,250	3.9%
All directors and officers of as a group (1 above individual)	9,358,587	37.1%

[Missing Graphic Reference]

(1)
"Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)	Percentages are based on 25,246,392 shares of common stock outstanding as of March 11, 2011.
(3)	Director or Officer of Company
Except as set forth in this Information Statement, there are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Directors and Executive Officers, Promoters and Control Persons

DIRECTORS AND OFFICERS

AFTER THE CHANGE OF CONTROL

In connection with the SEA, we appointed Karl Johnson as a new director to our board and hired three new officers. Furthermore, concurrent with the closing of the SEA, Eric Stoppenhagen, resigned as President, Treasurer and Secretary of the Company.  Pending the expiration of the ten day period following the mailing of the Schedule 14f-1 to the Company’s shareholders, Eric Stoppenhagen will resign as director of the Company, and Michael J. Specchio, Charles R. Cronin Jr., Pamela Griffin, Harvey Dale Cheek, Dr. Earl Beaver, Fiona Sutton, James Michael Whitfield, and Tracy Williams shall be appointed as a new director of the Company.

The following table sets forth the names, ages, and positions of our current executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position

Michael J. Specchio	62	CEO / Chairman and Director
Karl Johnson	33	President/Secretary and Director
Pamela Griffin	36	CFO/Treasurer and Director
Charles R. Cronin Jr.	58	Director
Harvey Dale Cheek	61	Director
Dr. Earl Beaver	66	Director
Fiona Sutton	57	Director
James Michael Whitfield	32	Director
Tracy Williams	36	Director
Based on information provided by DYNAMIC, the following biographical information on the directors and officers of the Company after the Change of Control is presented below:

Michael J. Specchio, 62 - CEO / Chairman and Director

Michael J. Specchio has been operating businesses from his office complex in Rantoul, Illinois for thirty-six (36) years. He has owned and operated a wide range of assorted businesses along with his many communication projects. From being a developer of cable television systems to a pioneer in wireless communications, he has led the way in the communications industry. In the late 1970's he began assembling frequencies or spectrum as it is called today. Within ten (10) years he helped a portfolio of frequencies covering almost half of the United States. These assets were mostly held in a company called (People’s Choice TV Corporation) PCTV, a group of companies which Mr. Specchio founded and for which he served as Chief Executive Officer from 1985 through 1991. Clearly ahead of any trend, the company’s technological assets that were strategically held became mature and the company prospered by going public in 1993. Mr. Specchio went on to take two other companies public (National Wireless Holdings and Preferred Entertainment Inc.) in the wireless communications industry, eventually retiring from the board of his last public company in March 2001. He established his own venture capital company, Specchio Associates, that year with the mission of seeking high-tech companies in early-stage industries. In 2002 Mr. Specchio raised funds in the energy sector to advance these niche technologies. In the process he discovered the Neo-Petro Technology and decided to pursue this development. To date an existing model system has been built to demonstrate the technology process in Rantoul, Illinois. It was designed as part of the patent submission to prove up as a workable model.

Karl Johnson, 33 - President/Secretary and Director

Karl Johnson started his career as a young entrepreneur while still in High School. In 1999 Karl served as store manager with Firestone Tire Company. This is where he gained his experience in the tire industry. While processing warranty claims for branded tires, this is when the term "Carbon Black" was first introduced to him. Karl has expanded his business ventures over the last six years as operator and investor of several businesses. He has expanded this business over the last six years as operator and investor in various industries. In 2009 he purchased a company called Recovery Holdings, LLC where he began serving as managing member. Recovery Holdings, LLC is being positioned to contract with various waste suppliers that desire a solution to convert their waste to energy. This company is developing a strategic expansion program to introduce the technology to the marketplace over the next five years. In June of 2010 Karl continued to expand his focus on “waste to energy” programming by becoming an initial investor in Dynamic Energy Development Corporation. Dynamic Energy is a company developing a global roll out strategy to convert scrap or waste tires into a renewable carbon black alternative and various high dollar fuels. In July of 2010, He was appointed to serve as the interim President of Dynamic Energy Development Corporation to utilize his past experiences to help perpetuate the mission and the goals of the company. His primary role has been to assist in the assembly of key members of the board that have the same vision and drive to expand the Dynamic operation with energy campus facilities as a multi-plant, waste to energy enterprise. Karl Johnson attended the University of Memphis in 2007

Pamela Griffin, 36 - CFO/Treasurer and Director

Pamela Griffin is a Certified Public Accountant with 14 years of experience in financial management and public accounting specializing in financial reporting, cash management, profit and loss management and budgeting.  Successful at developing meaningful financial analyses and transforming cash flow results.  Solid background in mergers and acquisitions, office computer operations and software conversions, and office administration and training. From August 2007 to the present, she worked as Chief Financial Officer for ARKAT Nutrition, Inc.  From December 2001 until July 2007, she worked as an auditor at Moore, Stephens Frost.  From May 1996 until November 2001, she worked as an auditor for Arthur Andersen, LLP.  She graduated with a Bachelor of Science in accounting from Louisiana Tech University.

Charles R. Cronin Jr., 58 - Director

Charles Cronin has vast experience in the corporate world. As Vice President of Zenith Insurance Company from 1993-1998, he supported the acquisition and integration of two major acquisitions generating $400 million of additional revenue. In 1993 as National Practice Leader of Financial Services for PriceWaterhouseCoopers in Philadelphia, PA. Charles Cronin was awarded a $92 million Systems Integration and Outsourcing contract for New York as the result of a million-dollar proposal effort. In 1998 he served as President and Founder of a professional services company (Convert-Tech, Inc./Synergy 2000 Inc.) that provides project management, software development and software tools to the client server community. In 2004 he developed the strategic product and marketing plan for a web and wireless sales force automation and customer relationship management system for eAgency Systems Inc., while serving as COO. This system created a pipeline of $10 million in revenue for the On-Demand product offering, including Fortune 500 firms. Charles Cronin obtained a Bachelor of Science Degree in Accounting at the University of Illinois in 1978. Currently he serves as the Marketing and Technology Consultant for Transformation Consulting in Thousand Oaks, CA where he performs alternative energy alternatives to traditional gas generated power plants.

Harvey Dale Cheek, 61 – Director

Dale Cheek of HDC & Associates provides predevelopment through final construction services for select Clients. HDC services include conceptual through construction document budgets and estimates, site evaluation and due diligence, assistance in engaging other professional consultants, construct ability versus budget requirements, construction management consultation and strategy, scheduling and program management. The key to managing multiple development projects is being able to start with an accurate construction and development budget. This is the heart of HDC & Associates as they have estimated and budgeted over 500 commercial projects in the past 20 years. They also had the opportunity to manage the development and renovation of 42 projects in the last 2 years for a major real estate firm with properties in the United States and the Caribbean.

Dr. Earl Beaver, 66 - Director

Earl R. Beaver is Chair Emeritus of the Institute for Sustainability (New York), Managing Partner of Practical Sustainability, LLC (St. Louis), Senior Technical Advisor of RJLee Group Inc. (Pittsburgh) and Chair, National Accounts Committee for the Global Footprint Network; he retired from Monsanto after 30 years of service. In his final position there he was responsible for the development of new environmental technology solutions for Monsanto Company's diverse operations, internal and external advocacy for sustainability and pollution prevention as well as the development of sustainability and eco-efficiency tools. He held numerous positions of increasing responsibility in research, development, environmental and commercial functions during his career with Monsanto. In addition, he is Emeritus chair of the Center for Waste Reduction Technologies. He is a member of the American Chemical Society, a fellow of the American Institute of Chemical Engineers and a director on numerous boards. He has authored many publications and patents. In 1994, Dr. Beaver was presented with the Lawrence K. Cecil Award by the Environmental Division of AIChE and the Gary Leach Recognition Award. At Monsanto, he led the successful co-product development program, development and commercialization of air separation membranes (Prism®, Prism Alpha®, and Prism Cactus®), the 90% Air Toxics Reduction Program and the Monsanto $1 Million Challenge Program. Also, he is past chair of the Technical Advisory Committee of the Sustainable Engineering Forum and is a board member of the North American Alliance of Chemical Engineers.

Fiona Sutton, 57 - Director

Qualified as a civil/mechanical engineer in 1975 with a first class honors degree from Manchester University in the United Kingdom. She worked in Anglo American’s South African gold mines and with Formula One team, March Ford, during her university practicums. Once qualified, she joined Continental Oil Company in the North Sea as a drilling engineer and enjoyed 4 years of the challenges of being at the forefront of technology drilling for oil in the most difficult conditions in the world at the time providing her with an early solid grounding in problem solving, budget and programming control. From 1979 to the present she has been Chairman of Select Contracts Group gaining a wealth of high quality design, fit-out, business planning and operational experience in the global leisure industry, including leisure resorts, theme parks, water parks, hotels and indoor entertainment centers in all corners of the World. Applying her early experiences in the oil industry with respect to programming, budget planning and control, she has built up an enviable reputation for delivering projects to a high standard on time and within budget.  Select Contracts Group is vertically integrated and unique in that they design and build all their projects with the client’s operational requirements in mind. This strategy guarantees the seamless development and ensures that they are operationally efficient from inception. Respect for the environment, green initiatives and sustainable energy have all become very important aspect of all their project planning processes in recent years. In her role as Chairman of Select Contracts Group she has undertaken projects, from design right through to operations across Asia, Africa, Europe, Oceania and North America often opening up new frontiers in countries such as India, Egypt, Africa and Indonesia. With offices in Dubai, Vancouver, UK and New York, her company continues to enjoy substantial annual growth.

James Michael Whitfield, 32 – Director

James Michael Whitfield has over 15 years of experience leading town halls and workshops, public speaking life coaching, promoting and marketing with a BBA honors degree in Finance from Henderson State University. Mike began his career as a young professional speaker who later transitioned to managing talent. He toured the country for years performing the dual roles of contract negation and financial operations management all while creating portfolios of marketing materials promoting acts at hundreds of venues nationwide. In a maneuver to settle to one location, he discovered a niche market opportunity where he could utilize his skills by creating the Whitfield Design Group (an FF&E company) and co-founding M W Industries LLC, with both companies focused on providing unique, “out of the box” marketing, financial and furniture/interior design programs to local and national builders, aiding them in boosting sales, lowering their bottom lines and researching their buyer demographics.  After growing his company’s revenues to seven figures in just 18 months, Mike lead his team and personally planed, presented and executed marketing and FF&E merchandising strategies for some of the largest (top 10) residential and commercial builders in the country including but not limited to: Fox Ridge/NVR-Ryan Homes, K. Hovnanian Homes, Levitt and Sons LLC, Jim Walter Homes, and Lennar. Beginning in the fall of 2008, Mike was independently contracted by a variety of inventors, entrepreneurs, and seasoned executives to prepare marketing and financial programs for 20 major development projects and acquisitions with a completed development value of over $700 million dollars. With his technical and graphic design skills, Mike is capable of designing and analyzing the most complicated financial proforma or the most detailed marketing strategy.

Tracy Williams, 36 – Director

Tracy Williams is an entrepreneur that has acquired a substantial background in business development, business consulting, and information technologies know how over the last decade. His role has consisted of consulting and administration for various business projects, in which he had to deploy and integrate systems, which maximized the production of sales. Through his efforts he has aided in the development of Internet start-ups, publishing companies, as well as real estate transactions. Aside from being an initial investor in Dynamic Energy Development, Tracy Williams is currently the lead project orchestrator on a 3000-seat convention center project. He also promoted commercial real estate development seminars. Tracy Williams brings over 15 years of Entrepreneurial experience. He attended Jackson State University - Jackson, MS in 1994; Shelby State Community College - Memphis, TN in 1995.

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Board seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, leadership skills. The Company’s directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what the Company believes are highly relevant positions.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee.  Because we only recently executed the SEA, our Board of Directors is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K and directors that are “independent” as that term is used in Section 10A of the Securities Exchange Act.

Audit Committee

We have not yet appointed an audit committee.  At the present time, we believe that the members of Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  We do, however, recognize the importance of good corporate governance and intend to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, in the near future.

Compensation Committee

We do not presently have a compensation committee. Our board of directors currently acts as our compensation committee.

Nominating Committee

We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

Section 16(a) Beneficial Ownership Reporting Compliance

 Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of their ownership thereof and changes in that ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such reports they file.

Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that other filings were required for such persons, the Company believes that, prior to March 11, 2011, none of its executive officers, directors, or 10% stockholders had timely filed reports required under Section 16(a).

Legal Proceedings

To the best of our knowledge, during the last 10 years, none of the following ever occurred to any of our directors and officers:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership and Risk Oversight

Our Chief Executive Officer will also serve as Chairman of the Board. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having one person serve as both Chairman and Chief Executive Officer eliminates potential for confusion and provides clear leadership for the Company, with a single person setting the tone and managing our operations. The Board oversees specific risks, including, but not limited to:

·	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

·	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

·	reviewing annually the independence and quality control procedures of the independent auditors;

·	reviewing, approving, and overseeing risks arising from proposed related party transactions;

·	discussing the annual audited financial statements with the management;

·
meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management; and

·
monitoring the risks associated with management resources, structure, succession planning, development and selection processes, including evaluating the effect the compensation structure may have on risk decisions.

Code of Ethics

We have not adopted a code of ethics to apply to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We expect to prepare a Code of Ethics in the near future.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

 The Company has no formal compensation program for its executive officers, directors or employees. The Company believes the base salaries established for each of its executive officers are competitive with the levels of compensation for similar executive officers with the skills and experience of the Company's officers. The base salary is designed to support the Company's business objectives to retain, reward, motivate and attract employees who possess the required technical and entrepreneurial skills and talent. However, the Company also recognizes that its limited financial resources require it to allocate these limited resources between compensation payments to its executive officers and continued funding of its sales, marketing and research and development. Accordingly, two of the Company's executive officers have agreed to defer the current payment of all or a portion of their salaries so the Company can continue to fund its business operations, as discussed more fully below.

The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee. Accordingly, the Company has no compensation committee.

During the last two fiscal years, except as set forth in this paragraph, the Company has not provided any annual or long-term equity or non-equity based incentive programs, health benefits, life insurance, tax-qualified savings plans, special employee benefits or perquisites, supplemental life insurance benefits, pension or other retirement benefits or any type of nonqualified deferred compensation programs for its executive officers or employees.

The Company has no stock option or equity plan.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the Company's named executive officers who served as executive officers during all or a portion of the years ended August 31, 2009 and 2010.

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Total Compensation

Eric Stoppenhagen	2010	$0	$0	$0	$0
CEO, CFO, President and Secretary

Mark K. Goldstein	2010	$0	$0	$0	$0
Former Vice President and Secretary	2009	$65,000	$0	$0	$65,000

Henry S. Pennypacker	2010	$0	$0	$0	$0
Former CEO, CFO, President, Treasurer and Secretary	2009	$65,000	$0	$0	$65,000

Mary S. Sellers	2010	$0	$0	$0	$0
Former CFO and Treasurer	2009	$34,000	$0	$0	$34,000

Except as set forth above, the Company paid no perquisites or other personal benefits for its executive officers during 2009 and 2010, other than expense reimbursements.

Employment Agreements

The Company has no employment agreements with its executive officers, and there is no severance or change of control payments provided under any agreement.

Compensation of Directors

During 2009 and 2010, the executive officers did not receive separate compensation for their services as directors. All directors receive reimbursement of expenses but no fees for serving as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

DESCRIPTION OF SECURITIES

As of March 16, 2011 our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share. As of March 16, 2011, an aggregate of 25,246,392 shares of common stock were outstanding.

There are no shares of preferred stock authorized or outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share rateably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute or by the articles of incorporation, or in the by-laws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

Dividends

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Preemptive Rights

Holders of our common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are, and the shares of common stock sold in the offering will when issued be, fully paid and non-assessable.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSER PURCHASES OF EQUITY SECURITIES

Our common stock is traded on OTC Bulletin Board at this time under the symbol "MAMM".  Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other equipment and furniture leasing service providers or accounting related business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for instant messaging business services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

As of March 16, 2011, we had approximately 60 shareholders of record of our common stock.

Transfer Agent and Registrar

Our transfer agent is Manhattan Transfer Registrar Company 57 Eastwood Road, Miller Place, NY  11764 Tel (631) 928-7655
.
Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this Current Report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

Penny Stock Regulations

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

As authorized by the Florida Business Corporation Law, our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

•	any breach of the director's duty of loyalty to our company or its shareholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock redemptions or repurchases; and
•	any transaction from which the director derived an improper personal benefit.

This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

Indemnification Against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Please see Item 4.01 of this report for details.

Item 3.02   Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, on March 11, 2011 we issued 17,622,692 shares of our Common Stock to the shareholders of DYNAMIC in exchange for 100% of the outstanding shares of DYNAMIC. The issuance of these shares was exempt from registration, in part pursuant to Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of  DYNAMIC which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that DYNAMIC shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01   Change in Registrant’s Certifying Accountant.

On March 11, 2011, the Company dismissed Stark Winter Schenkein & Co., LLP, as our independent registered principal accountants of the Company.

During the Company’s two most recent fiscal years and subsequent interim period preceding the termination of Stark Winter Schenkein & Co., LLP, there were no disagreements with Stark Winter Schenkein & Co., LLP. which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stark Winter Schenkein & Co., LLP would have caused to make reference to the subject matter of the disagreements in connection with its reports.  Stark Winter Schenkein & Co., LLP as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports of Stark Winter Schenkein & Co., LLP for the fiscal years ended August 31, 2010 and 2009 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

We provided Stark Winter Schenkein & Co.,, LLC with a copy of this disclosure before its filing with the SEC. We requested that Stark Winter Schenkein & Co., LLP provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, The Company filed a Form 8-K on March 15, 2011 with this letter as an exhibit.

On March 11, 2011 the board of directors of the Company approved and authorized the engagement of Anton & Chia, LLP as the principal independent accountant for the Company. In addition, effective March 11, 2011, the Company selected Anton & Chia, LLP as the independent public accountants for the Company for the fiscal year ending August 31, 2011.

Prior to engaging Anton & Chia LLP, we did not consult with Anton & Chia, LLP (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the registrant’s financial statements, and Anton & Chia, LLP did not provide either a written report or oral advice to the registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304 (a) (1) (v) of Regulation S-K.

Item 5.01   Changes in Control of Registrant.
Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As explained more fully in Item 2.01, in connection with the Share Exchange Agreement, on March 9, 2011, DYNAMIC, MAMM Controlling Shareholder and the Company entered into the SEA, pursuant to which MAMM Controlling Shareholder owning an aggregate of 44,786,188 shares of common stock, $.0001 par value per share, of Mammatech (“Common Stock”), equivalent to 85.5% of the issued and outstanding Common Stock  would return their shares to treasury and DYNAMIC shareholders would exchange 17,622,692 DYNAMIC shares on a one for one basis of newly issued Mammatech shares.  In return such shares to treasury the MAMM Controlling Shareholder would receive the Purchase Price. A copy of the SEA is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Closing of the Share Exchange Agreement, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report dated March 11, 2011, we appointed Karl Johnson as a new director to our board and hired three new officers. Furthermore, concurrent with the closing of the SEA, Eric Stoppenhagen, resigned as President, Treasurer and Secretary of the Company.  Pending the expiration of the ten day period following the mailing of the Schedule 14f-1 to the Company’s shareholders, Eric Stoppenhagen will resign as director of the Company, and Michael J. Specchio, Pamela Griffin, Charles R. Cronin Jr., Harvey Dale Cheek, Dr. Earl Beaver, Fiona Sutton, James Michael Whitfield, and Tracy Williams shall be appointed as a new director of the Company.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired

The audited financial statements of DYNAMIC for the six months ended December 31, 2010 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

The audited financial statements of DYNAMIC for the fiscal years ended December 31, 2010 and December 31, 2009 are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d)	Exhibits

The following exhibits are attached herewith:

3.1	Articles of Incorporation*
3.2	Articles of Amendment to Articles of Incorporation*
3.3	By-Laws*
3.4	Amendments to By-Laws*
10.1	Share Exchange Agreement dated March 9, 2011, by and among Dynamic Energy Development Corporation, Mammatech Corporation and Verdad Telecom.
10.2	Share Purchase Agreement Dated July 9, 2010 by and between the Company and Verdad Telecom, Inc. (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K dated July 14, 2010)
10.3	Amendment to Share Purchase Agreement Dated July 23, 2010 by and between the Company and Verdad Telecom, Inc. (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K dated July 27, 2010)
21.1	List of Subsidiaries
99.1	Audited financial statements of DYNAMIC for the fiscal year ended December 31, 2010.
99.2	Audited financial statements of TC for the fiscal years ended December 31, 2010 and December 31, 2009.
*Contained in the Company's registration statement of Form S-18 filed in October 27, 1982.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2011

Mammatech Corporation

By:	/s/ Mike Whitfield
Mike Whitfield
Its:	Chief Executive Officer